Exhibit 99.1

FOR IMMEDIATE RELEASE

Cempra, Inc. Reports First Quarter 2012 Financial and Operating Results

- Company to Host Conference Call and Webcast at 4:30 p.m. EDT, May 10, 2012 -

CHAPEL HILL, N.C. – May 10, 2012 – Cempra, Inc. (Nasdaq: CEMP), a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of bacterial infectious diseases, today reported financial results for the first quarter ended March 31, 2012. The company will host a conference call and webcast at 4:30 p.m. EDT, today.

“The first quarter of 2012 was a productive period for Cempra,” said Prabhavathi Fernandes, Ph.D., chief executive officer of Cempra. “In February, we successfully completed our initial public offering, raising a net of $54.7 million including the exercise of over-allotment shares. At the end of the quarter, together with our collaborators, we presented several abstracts at the European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) in London, including the full data set of our Phase 2 study comparing solithromycin with oral levofloxacin in patients with CABP. The study demonstrated that solithromycin’s efficacy was comparable to levofloxacin and that solithromycin had a favorable safety and tolerability profile compared to levofloxacin.”

Financial Results

For the first quarter ended March 31, 2012, Cempra reported a net loss of $3.5 million, or $0.26 per share, compared to a net loss of $6.2 million, or $12.16 per share, for the comparable period in the first quarter, 2011.

Research and development expense was $1.9 million, a decrease of 57% compared to the first quarter, 2011. The lower R&D expense was due to less clinical trial activity in the first quarter of 2012 compared to the first quarter of 2011. General & Administrative expense was $1.0 million, an 11% increase compared to the first quarter 2011, driven by stock compensation and professional service expenses.

At March 31, 2012, Cempra had cash and equivalents of $65.9 million. The increase compared to December 31, 2011 was due to proceeds obtained from the IPO less operational expenses that were incurred during the first quarter.

First Quarter 2012 Highlights

•	Completed the company’s initial public offering in February 2012 and raised a net of $54.7 million including the exercise of over-allotment shares

•	Presented several abstracts at the European Congress of Clinical Microbiology and Infectious Diseases (ECCMID):

•	Phase 2 study results demonstrated that solithromycin’s (CEM-101’s) efficacy was comparable to levofloxacin and solithromycin’s favorable safety and tolerability profile compared to levofloxacin

•	In vitro study showed that solithromycin was active against antibiotic-resistant strains of N. gonorrhoeae

•	In vitro study showed that solithromycin was more effective than azithromycin in penetrating Streptococcus pneumoniae biofilm

•	In vitro study further delineated the mechanism of action of telithromycin’s off-target activity on the nicotinic acetylcholine receptor

Clinical program update

As previously stated, the proceeds of the company’s initial public offering will be directed primarily to the company’s two lead clinical-stage antibiotic candidates, the fluoroketolide, solithromycin, and the anti-Staphylococcus aureus compound, Taksta™. The company expects the following events to occur during 2012:

CEM-101

•	Initiation of the urethritis Phase 2 trial during the second quarter of 2012 and disclosure of top-line results by the end of the year

•	Receipt of a response from the Food and Drug Administration regarding plans for the oral pivotal Phase 3 protocol during the second quarter of 2012

•	Initiation of the oral Phase 3 clinical trial during the second half of 2012

•	Completion of the Phase 1 intravenous dosing clinical trial during the second half of 2012

Taksta

•	Initiation of the Phase 2 trial in prosthetic joint infection (PJI) patients during the fourth quarter of 2012

Financial Guidance

Cempra expects its research and development expense to increase due to the initiation of several clinical trials in 2012. The company’s cash and equivalents are expected to be sufficient to fund operations into 2014. This projection does not include any proceeds from possible future partnerships or other financing activities.

Conference Call and Webcast

The conference call may be accessed by dialing 877-377-7553 for domestic callers and 253-237-1151 for international callers. Please specify to the operator that you would like to join the “Cempra, Inc., First Quarter 2012 Financial Results Call, conference ID#: 76657626.” The conference call will be webcast live under the investor relations section of Cempra’s website at www.cempra.com, and will be archived there for 30 days following the call. Please visit Cempra’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

About Cempra, Inc.

Founded in 2006, Cempra, Inc. is a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of bacterial infectious diseases. Cempra’s two lead product candidates have both completed oral Phase 2 clinical trials and seek to address the need for new treatments targeting drug-resistant bacterial infections in the hospital and in the community. The company also intends to utilize its series of proprietary lead compounds from its novel macrolide library for uses such as the treatment of chronic inflammatory diseases, endocrine diseases and gastric motility disorders. Additional information about Cempra can be found at www.cempra.com.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the costs, timing, regulatory review and results of our studies and clinical trials; our need to obtain additional funding and our ability to obtain future funding on acceptable terms; our ability to obtain FDA approval of our product candidates; our dependence on the success of solithromycin and Taksta; our anticipated capital expenditures and our estimates regarding our capital requirements; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; the unpredictability of the size of the markets for, and market acceptance of, any of our products, including solithromycin and Taksta; our ability to produce and sell any approved products and the price we are able realize for those products; our ability to retain and hire necessary employees and to staff our operations appropriately; our ability to compete in our industry; innovation by our competitors; and our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

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CEMPRA, INC.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Balance Sheets

(unaudited; in thousands)

	March 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and equivalents	$65,911	$15,602
Prepaid expenses	955	284
Deferred offering expenses	—	881

Total current assets	66,866	16,767

Furniture, fixtures and equipment, net	69	82
Deposits	10	10

Total assets	$66,945	$16,859

LIABILITIES
Current liabilities
Accounts payable	$2,650	$2,981
Accrued expenses	722	545
Accrued payroll and benefits	187	421
Warrant liability	—	1,121

Total current liabilities	3,559	5,068

Convertible notes payable	—	4,458
Long-term debt	9,589	9,504

Total liabilities	$13,148	$19,030

Commitments and contingencies	—	—

Redeemable Convertible Preferred Shares
Redeemable convertible preferred shares	—	94,514

Shareholders’ Equity (Deficit)
Common shares; 100,000,000 shares authorized, no par value; 533,839 shares issued and outstanding at December 31, 2011 and none issued and outstanding at March 31, 2011	—	—
Common stock; $.001 par value; none issued and outstanding at December 31, 2011 and 80,000,000 shares authorized; 21,028,962 shares and outstanding at March 31, 2012	21	—

Addition paid-in capital	153,924	—
Accumulated deficit during the development stage	(100,148)	(96,685)

Total shareholders’ deficit	53,797	(96,685)

Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$66,945	$16,859

Condensed Consolidated Statements of Operations

(unaudited; in thousands, except loss per share data)

	Three Months Ended March 31
	2012	2011
Revenues	$—	$—

Operating expenses
Research and development	1,876	4,392
General and administrative	972	880

Total operating expenses	2,848	5,272

Loss from operations	(2,848)	(5,272)

Other income (expense), net	(301)	1

Net loss	(3,149)	(5,271)

Accretion of redeemable convertible preferred shares	(314)	(941)

Net loss attributable to common shareholders	$(3,463)	$(6,212)

Basic and diluted loss per share	$(0.26)	$(12.16)

Basis and diluted weighted average shares outstanding	13,250.5	510.7

Investor Contacts:

Robert E. Flamm, Ph.D.

Russo Partners, LLC

(212) 845-4226

Robert.flamm@russopartnersllc.com

Andreas Marathovouniotis

Russo Partners, LLC

(212) 845-4235

Andreas.marathis@russopartnersllc.com

Media Contact:

Elliot Fox

Russo Partners, LLC

(212) 845-4253

Elliot.fox@russopartnersllc.com